UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 10, 2017 (August 28, 2017)

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

Suite 810 – 675 West Hastings Street
Vancouver, British Columbia, Canada V6B 1N2
(Address of principal executive offices and Zip Code)

(303) 586-1390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                 DEPARTURE OF DIRECTORS AND OFFICERS

On August 28, 2017, Ahmed A. Magoma resigned as a director.

Immediately after filing this Form 8-K with the SEC, David Kalenuik will resign as our last officer and director.  He will tender his resignation The Corporation Trust Company of Nevada, the registered agent for service of process for the Company in Nevada.

ITEM 8.01                 OTHER

Upon Mr. Kalenuik's resignation aforesaid, Lake Victoria Mining Company, Inc. will have no officers or directors and will cease all operations.  No further operations will take place and there will be no further reports filed with the SEC or OTC Markets any other medium.  No steps will be taken to maintain Lake Victoria's corporate charter which will result in the same being revoked over time.

Termination of all operations is directly related to the condition of the mining industry generally worldwide and further as a direct result of existing conditions and anticipated future governmental operations in Tanzania which will, we believe, result in the termination of all of Lake Victoria's property rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of October 2017.

LAKE VICTORIA MINING COMPANY, INC.

BY:	DAVID KALENUIK
David Kalenuik
Resigning Principal Executive Officer and Director